                                                                   EXHIBIT 10.11


                                 LEASE AMENDMENT

Execution of this Lease Amendment by Tenant and Landlord will amend the certain lease dated August 30, 1994, and amended November 1, 1995, ("Lease"), wherein LaSalle National Bank, not personally, but as Successor Trustee Under Trust No. 113096 is the Landlord and Quotesmith Corporation is the Tenant of the Premises located at 8205 S. Cass Avenue, Darien, Illinois on all the same terms and conditions except as follows



1. The term of the lease shall be for three (3) years and five (5) months beginning October 1, 1997, and ending February 28, 2001.

2. The Leased Premises shall be amended to substitute 7,740 square feet for 4,660 square feet as established herein as Appendix "A."

3.       The monthly rent schedule for the new term shall be as follows:


             October 1, 1997 - February 28, 1998            $7,031.45
             March 1, 1998 - August 31, 1999                $7,112.67
             September 1, 1998 - February 28, 1999          $7,196.08
             March 1, 1999 - August 31, 1999                $7,279.34
             September 1, 1999 - February 29, 2000          $7,365.26
             March 1, 2000 - August 31, 2000                $7,450.60
             September 1, 2000 - February 28, 2001          $7,539.09


4. Tenant's proportionate share shall be amended to substitute 13.17% for 7.93%.

5. So long as tenant is not in default hereunder, Landlord hereby grants tenant an option to renew the term of the Lease for one (1) additional three (3) year period based on the same terms and conditions contained herein, except Monthly Base Rent which shall be adjusted at the time of renewal to reflect Fair Market Value for the Premises. Said exercise of option shall be made by Tenant in writing, certified mail, return receipt requested not less than six months prior to the expiration of the initial term. Failure to exercise in the manner and time aforesaid shall render the option null and void and of no further force or effect.

6. So long as Tenant is not in default hereunder, Landlord hereby grants to Tenant the Right of First Refusal to lease the approximately 7,960 SF area indicated as "OBA Midwest, Ltd. Space" on Appendix "A" to this Lease on the same terms and conditions that the Landlord is prepared to offer the space to a bona fide third party. This right is subject to the rights of OBA A Midwest, Ltd., including any right to renew. Tenant shall have five (5) business days from receipt of notification of such third party offer from Landlord to exercise its rights hereunder, provided, however, that failure to so exercise within said time period by either certified mail, return receipt requested or personal delivery to Landlord shall render Tenant's rights hereunder null and void,

7. Notwithstanding anything to the contrary herein contained, it is understood that the Premises are being let on an "as is" basis with no promise to alter, remodel, decorate, clean, or improve the Premises or the Building, and no representation or warranty whatsoever, expressed or implied, regarding the condition of the Premises or the Building is being made. It is further understood that to the extent that any repairs, replacements or corrections are required to be made to the Premises and/or Building of any kind whatsoever, to cause same to comply with any applicable law, rule or regulation, whether federal, state or local, that the cost thereof shall be fully the responsibility of the Tenant.

         It is understood that should Tenant install certain tenant improvements, Tenant shall cause same to comply with any applicable law, rule or regulation, whether federal, state or local, including, but not limited to those concerned with accessibility to the disabled and that the cost thereof shall be fully the responsibility of Tenant. Further, at law, in equity, or otherwise, including, but not limited to the cost of defense, brought by any governmental agency to cause compliance herewith, Landlord shall have the right to reasonably approve all working drawings.


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                                       -3-

         Tenant shall provide appropriate contractors' affidavits, waivers of lien, insurance documentation, building permits and any other documents required by Alter Asset Management to insure Landlord over pending mechanics' lien claims and to insure compliance with applicable laws. Additionally, any work performed in the space by a contractor other than the Landlord's contractor is subject to Landlord's Facility Alteration Policy attached herein as Appendix "B" and made a part of this Lease.

8. Except as specifically modified by the terms hereof, the aforesaid Lease and subsequent Amendments shall remain in full force and effect.

         DATED this 25nd Day of September, 1997.

         IN WITNESS HEREOF, Landlord and Tenant have executed this Lease Amendment by day and year first above written.

TENANT:                                          LANDLORD:


QUOTESMIITH CORPORATION                          LASALLE NATIONAL BANK,
                                                 not personally, but as Trustee
                                                 Under Trust No. 113096




BY:  /s/ Robert S. Bland                         BY: /s/ ILLEGIBLE
     -------------------                             ---------------------------
ITS: President and CEO                           ITS:
     -------------------                             ---------------------------

                                   EXHIBIT A



            [Floor Plan of Quotesmith Corporation, The Spargo Group, OBA Midwest, Ltd. (Rights of First Refusal, 6,320 RSF)]

                                  APPENDIX "B"

                         FACILITY ALTERATION PROCEDURE

To follow is the approved procedure which is acceptable in the event that you, as Tenant, should so desire to alter the facility which you occupy, hereafter referred to as "leased premises" All of the below steps must be completed before any alterations are performed.

1. A letter requesting approval and describing the proposed alteration to the leased premises must be sent to Landlord. This letter must be signed by the original signatory of the lease document or authorized representative and received by Landlord prior to the commencement of any work.

2. Copies of all sketches or drawings of the proposed alteration (s) must be submitted to Alter Asset Management for approval by the Landlord. Landlord's approval of the plans, specifications and working drawings for Tenant's alteration shall create no responsibility or liability on the part of Landlord's for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities.

3. It is the sole responsibility of the Tenant to contact local authorities, secure any necessary permits and to comply with any and all applicable codes and ordinances. Evidence of this shall be by copy of any building permit (s) or a letter from local authorities indicating that same is waived or not necessary.

4. The Contractor's Insurance Certificate naming as Additional Insured William A. Alter, Alter Asset Management, LaSalle National Bank not personally but as Successor Trustee Under Trust Agreement Number 113096, dated March 11, 1989, it's agents and beneficiaries thereunder, shall be on file in our office prior to commencement of any work.

5. TheTenant shall hold the Landlord harmless from any and all liability resulting from work being performed. A letter stating same must be directed to Alter Asset Management prior to commencement of any work.


6. No reasonable request for a facility alteration will be denied providing the structure itself is not altered or endangered, and the procedure as outlined herein is followed carefully. However, the decision to approve or deny said alteration lies solely in the hands of the Landlord.


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Facility Alteration Procedure Continued
Page Two

7.       Upon receipt of, and providing that items numbered one (1) through five
         (5) have been properly submitted, you will be provided with written approval from Alter Asset Management to proceed with the alteration requested.

8. To proceed with any facility alteration without complete compliance of the aforementioned is in direct violation of your industrial/commercial lease agreement, and could result in litigation.

9. Alter Asset Management must be notified in writing upon completion of alteration.

10. A copy of the Contractor's Sworn Statement must be submitted to Alter Asset Management. Upon completion of the work, final waivers of lien from each subcontractor in accordance with the Contractor's Sworn Statement must be submitted to Alter Asset Management.

11. It shall be at the sole option of the Landlord to require that any alteration become a part of the real property, or be restored to its original condition at such time that Tenant has surrendered said Premises. Said restoration will be at the expense of the Tenant.

12. Landlord reserves the right to charge Tenant a reasonable construction management fee for services to review plans and specifications, supervise work as it progresses, ensure that work in place is consistent with plans, and prepare a final inspection and punchlist. The amount of the construction management fee should be agreed upon amongst the parties prior to commencement of work.

13. It is Tenant's responsibility to furnish to Landlord a Certificate of Occupancy and/or evidence of passing a Final Inspection of the Building Department of the Municipality where the Premises are located.

14. Shortly thereafter the Tenant will receive a letter from the Landlord accepting the alteration or recommending any changes.